As filed with the Securities and Exchange Commission on May 4, 2022

Registration No. 333-256316

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OATLY GROUP AB

(Exact name of registrant as specified in its charter)

SWEDEN	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Jagaregatan 4

211 19 Malmö

Sweden

(Address of Principal Executive Offices)

19 West 44th Street, Suite 200

New York, New York 10036

(Address of Agent for Service)

OATLY GROUP AB (publ) 2021 INCENTIVE AWARD PLAN

(Full title of the plan)

Corporation Service Company

19 West 44th Street, Suite 200

New York, New York 10036

(Name and address of agent for service)

+1-866-403-5272

(Telephone number, including area code, of agent for service)

Copy to:

Marc D. Jaffe Ian D. Schuman Stelios G. Saffos Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906 1200	Shoan Panahi White & Case Advokat AB Biblioteksgatan 12, Box 5573 SE-114 85 Stockholm, Sweden +46 8 506 323 00	Alexander D. Lynch Barbra J. Broudy Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310 8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (File No. 333-256316) filed with the Securities and Exchange Commission on May 19, 2021 (the “Original Filing”) is being filed by Oatly Group AB (the “Registrant”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, solely to amend the cover page of the Original Filing to reflect that Corporation Service Company is designated as the agent for service and its address and telephone number. Except as described herein, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing. No additional securities are registered, and registration fees were paid upon filing of the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Index

4.1**	Articles of Association.

4.2	Deposit Agreement (incorporated by reference to the Registrant’s Form 20-F for the year ended December 31, 2021 filed with the SEC on April 6, 2022, File No. 001-40401)

4.3	Form of American Depository Receipt (included in exhibit 4.2)

23.1*	Consent of Ernst & Young AB, independent registered public accounting firm

23.2**	Consent of White & Case LLP

24.1**	Power of Attorney (included on the signature page to the Original Filing)

99.1**	Oatly Group AB (publ) 2021 Incentive Award Plan.

*	Filed herewith.
**	Previously filed as an exhibit to the Original Filing

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Malmö, Sweden, on May 4, 2022.

OATLY GROUP AB

By	/s/ Toni Petersson
Toni Petersson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Toni Petersson Toni Petersson	Chief Executive Officer (principal executive officer) and Director	May 4, 2022

*	Chief Financial Officer	May 4, 2022
Christian Hanke

*	Director	May 4, 2022
Fredrik Berg

*	Director	May 4, 2022
Steven Chu

*	Director	May 4, 2022
Ann Chung

*	Director	May 4, 2022
Bernard Hours

*	Director	May 4, 2022
Hannah Jones

*	Director	May 4, 2022
Mattias Klintemar

*	Director	May 4, 2022
Po Sing (Tomakin) Lai

*	Director	May 4, 2022
Eric Melloul

*	Director	May 4, 2022
Frances Rathke

*	Director	May 4, 2022
Yawen Wu

*	Director	May 4, 2022
Tim Zhang

* By:	/s/ Toni Petersson
Name: Toni Petersson
Title: Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Oatly Inc. has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on May 4, 2022.

OATLY INC.

By	/s/ Michael F. Messersmith
Michael F. Messersmith
General Manager and Secretary Oatly Inc.